STRATEGY INC

2023 Equity Incentive Plan

Restricted Stock Unit GRANT NOTICE for Non-U.S. Participants

Strategy Inc, a Delaware corporation (the “Company”), hereby grants to the participant listed below (the “Participant”) the following restricted stock units (“Restricted Stock Units” or “RSUs”) pursuant to the MicroStrategy Incorporated 2023 Equity Incentive Plan (the “Plan”). The grant of the RSUs is subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement for Non-U.S. Participants, including any additional terms and conditions for the Participant’s country set forth in the appendix thereto (the “Appendix” and, together with the Restricted Stock Unit Agreement for Non-U.S. Participants, the “Agreement”), both of which are incorporated into this Restricted Stock Unit Grant Notice for Non-U.S. Participants (the “Grant Notice”). Capitalized terms not specifically defined in this Grant Notice have the meanings given to them in the Plan and/or the Agreement.

Name of Participant:
Grant Date:
Number of RSUs granted:
Number, if any, of RSUs that vest immediately on the Grant Date:
RSUs that are subject to vesting schedule:
Vesting Start Date:

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:
[]	[]% of the RSUs
[Insert Additional Vesting Dates and Amounts, as needed]

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein, and is subject to Section 3(b) below. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, any entity included in the definition of the Company in the Plan (each, a “Specified Company”).

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities under this Agreement.

STRATEGY INC

By:

Name:

Title:

PARTICIPANT

This Agreement has been accepted by: ###PARTICIPANT_NAME###

Dated: ###ACCEPTANCE_DATE###

STRATEGY INC

2023 Equity Incentive Plan

Restricted Stock Unit AGREEMENT for Non-U.S. Participants

1.
Award of Restricted Stock Units. The Company has granted to the Participant, subject to the terms and conditions of the MicroStrategy Incorporated 2023 Equity Incentive Plan (the “Plan”) and this Restricted Stock Unit Agreement for Non-U.S. Participants, including any additional terms and conditions for the Participant’s country set forth in the appendix hereto (the “Appendix” and, together with the Restricted Stock Unit Agreement for Non-U.S. Participants, the “Agreement”), an award with respect to the number of RSUs set forth in the Grant Notice that forms part of this Agreement (the “Grant Notice”).

Each RSU represents the right to receive one share of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein. To accept this award, the Participant must accept this Agreement within six (6) months of the Grant Date. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s grant of RSUs under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any RSUs under this Agreement.

2.
Definitions.

(a)
“Adverse Event” shall mean the occurrence of (x) any material diminution in the Participant’s authority, duties, responsibility, or base compensation, or (y) the requirement by the Company that the Participant principally works at a location that is more than 50 miles from the Participant’s principal work location immediately prior to the Change in Control Event.

(b)
“Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to any Specified Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and any Specified Company), as determined by the Company, which determination shall be conclusive. Notwithstanding the foregoing, if the Participant is party to an employment, consulting or severance agreement with a Specified Company that contains a definition of “cause” for termination of employment or other relationship as an Eligible Participant, “Cause” shall have the meaning ascribed to such term in such agreement. The Participant’s employment or other relationship as an Eligible Participant shall be considered to have been terminated for “Cause” if the Company determines no later than 30 days after the Participant’s termination of employment or other relationship as an Eligible Participant, that termination for Cause was warranted.

(c)
A “Change in Control Event” shall mean any of the following, provided that such event constitutes a “change in control event” within the meaning of Section 409A of the Code:

(i)
the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company after the date hereof if, after such acquisition, such Person beneficially owns (within the meaning of

Rule 13d-3 under the Exchange Act) 50% or more of the combined voting power of the then- outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock, class B common stock, par value $0.001 per share of the Company (“Class B Common Stock”) or other voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by any corporation pursuant to a Business Combination (as defined in paragraph 2(b)(iii) below) which complies with clauses (x) and (y) of subsection (iii) of this definition, (III) any transfer by Michael J. Saylor or any of his affiliates (within the meaning of Rule 12b-2 of the Exchange Act) (the “MS Affiliates”) to Michael J. Saylor or any MS Affiliate or (IV) any acquisition by Michael J. Saylor or any MS Affiliate not pursuant to a Business Combination, except for an acquisition that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock; or

(ii)
on any date after Michael J. Saylor and the MS Affiliates cease to own in the aggregate more than 50% of the combined voting power of the Outstanding Company Voting Securities (the “Applicable Date”), there is a change in the composition of the board of the Company (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date immediately prior to the Applicable Date or (y) who was nominated or elected subsequent to the Applicable Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)
the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of the Common Stock and Class B Common Stock and any other Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then- outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Common Stock, Class B Common Stock and such other Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Michael J. Saylor or any MS Affiliate, any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation or any Person who beneficially owned, directly or indirectly, 50% or more of the combined voting power of the Outstanding Company Voting Securities prior to the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; provided, however, that for the avoidance of doubt, the consummation of any Business Combination that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock shall be deemed not to satisfy the condition set forth in clause (x).

(d)
“Good Reason” shall mean the occurrence of an Adverse Event, in each case, after the Change in Control Event. Notwithstanding the foregoing, an Adverse Event shall not be deemed to constitute Good Reason unless (i) the Participant gives the Company or the Acquiring Corporation, as applicable, notice of termination of employment or other relationship as an Eligible Participant no more than 90 days after the initial occurrence of the Adverse Event, (ii) such Adverse Event has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s or the Acquiring Corporation’s receipt of such notice and (iii) the Participant’s termination of employment or other relationship as an Eligible Participant occurs within six (6) months following the Company’s or the Acquiring Corporation’s receipt of such notice.

3.
Vesting.

(a)
The RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Upon each Vesting Date (or, if applicable, an earlier vesting date pursuant to Section 3(b) below, which, in such event, shall also be hereinafter referred to as the “Vesting Date”), the Company shall settle the vested portion of the RSUs and shall therefore, subject to the payment of any taxes pursuant to Section 8(b), issue and deliver to the Participant one share of Common Stock for each RSU that vests on such Vesting Date (the “RSU Shares”). Alternatively, the Board may, in its sole discretion, elect to pay cash or part cash and part RSU Shares in lieu of settling the RSUs that vest on such Vesting Date solely in RSU Shares. If a cash payment is made in lieu of delivering RSU Shares, the amount of such payment shall be equal to the fair market value (as determined by the Board) of the RSU Shares as of the Vesting Date less an amount equal to any federal, state, local and non-U.S. taxes of any kind required to be withheld with respect to the vesting of the RSUs. The RSU Shares or any cash payment in lieu of RSU Shares will be delivered to the Participant as soon as practicable following each Vesting Date, but in any event within 30 days of such date.

(b)
Notwithstanding the provisions of Section 10(b) of the Plan or Section 3(a) above, in the event of a Change in Control Event:

(i)
If the Change in Control Event also constitutes a Reorganization Event (as defined in the Plan) and the RSUs are not assumed, or substantially equivalent RSUs substituted, by the Acquiring Corporation, these RSUs shall automatically become vested in full immediately prior to such Change in Control Event; and

(ii)
If either the Change in Control Event is also a Reorganization Event and these RSUs are assumed or substantially equivalent RSUs are substituted or the Change in Control Event is not a Reorganization Event, then in either case these RSUs shall continue to vest in accordance with the Vesting Schedule; provided, however, that these RSUs shall immediately become vested in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment or other relationship as an Eligible Participant with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

4.
Forfeiture of Unvested RSUs Upon Cessation of Service. Except as provided below, in the event that the Participant ceases to be an Eligible Participant for any reason or no reason, with or without Cause, including in the case of resignation or dismissal with or without Cause, then all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation and the Participant will not be entitled to any compensation in relation to any unvested RSUs; provided, that if such cessation is on account of the Participant’s death, then any RSUs that are unvested as of such cessation shall become vested in full immediately as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs that do not become vested on cessation as an Eligible Participant, or any Common Stock that may have been issuable with respect thereto.

The Company shall have the exclusive discretion to determine when the Participant ceases to be an Eligible Participant for purposes of the RSUs (including whether the Participant may still be considered to be an Eligible Participant while on a leave of absence).

5.
Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock or make any cash payment, to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

6.
Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

7.
Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

8.
Tax Matters.

(a)
Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. If the Participant is a U.S. taxpayer, the Participant acknowledges that no election under Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”) is available with respect to RSUs.

(b)
Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or the Specified Company employing or engaging the Participant (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to issue or deliver RSU Shares or the proceeds of the sale of RSU Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

In connection with any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Service Recipient to fulfill any and all liability for Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to Tax-Related Items by one or a combination of the following without the need for the Participant’s consent:

(i)
withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company, the Service Recipient or any other Specified Company;
(ii)
withholding from proceeds of the sale of RSU Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);
(iii)
withholding RSU Shares;
(iv)
requiring the Participant to tender a cash payment to the Company, the Service Recipient or another Specified Company; and/or
(v)
any other method of withholding determined by the Company to be permitted under the Plan and applicable law and, to the extent required by the Plan or applicable law, approved by the Committee.

The Company may withhold for Tax-Related Items by considering statutory or other withholding rates, including up to the maximum applicable rates in the Participant’s jurisdiction(s).

In the event the application of such withholding rate leads to over-withholding, the Participant may receive a refund of any over-withheld amount in cash from the Company or the Service Recipient (and, in no event, will the Participant have any entitlement to the equivalent amount in shares of Common Stock); alternatively, if not refunded by the Company or the Service Recipient, the Participant may be able to seek a refund from the local tax authorities. In the event the application of such withholding rate leads to under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authorities.

The Participant agrees to pay the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the RSU Shares (or the cash equivalent) or the proceeds of the sale of RSU Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

(c)
Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or to comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of RSU Shares on the vesting of the RSUs may not be accelerated or deferred to dates or events other than those set forth herein, unless permitted or required by Section 409A.

9.
Nature of Grant. By accepting the RSUs, the Participant acknowledges, understands and agrees that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the RSUs are exceptional, voluntary and occasional and do not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(c)
all decisions with respect to future grants of RSUs or other awards, if any, will be at the sole discretion of the Company;
(d)
the Participant is voluntarily participating in the Plan;
(e)
the RSUs and the RSU Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)
the RSUs and the RSU Shares, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)
unless otherwise agreed with the Company in writing, the RSUs and the RSU Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Specified Company;
(h)
the future value of the RSU Shares is unknown, indeterminable and cannot be predicted with certainty;
(i)
no claim or entitlement to compensation or damages shall arise from (i) forfeiture of the RSUs resulting from the Participant ceasing to be an Eligible Participant (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any) and/or (ii) the forfeiture or cancellation of the RSUs and/or recoupment of any RSU Shares, cash, or other benefits acquired under the Plan resulting from the application of any recoupment or compensation recovery policy the Company may adopt and/or amend from time to time, or any other policy of the Company or any Specified Company that provides for forfeiture, disgorgement or clawback with respect to incentive compensation, or as required by applicable laws, rules, regulations or stock exchange listing standards;
(j)
unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock; and
(k)
neither the Company, the Service Recipient nor any Specified Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.
10.
Data Privacy.

(a)
Personal Information. In connection with this Agreement and the grant of RSUs, the Company may collect, process, use and/or disclose personal information about the Participant. Any such information will be collected, processed, used and/or disclosed in accordance with the Company’s Employee Privacy Notice, and if the Participant is located in China, also in accordance with the Notice for Processing Sensitive Personal Data and Notice for Cross Border Transfer of Personal Data (collectively the “Privacy Notices”) provided to the Participant and available from the Company’s legal department or on the Company’s intranet. In relation to Participants who reside in the United Kingdom or a country within the European Union or European Economic Area or other country not listed in this Section 10(a), the processing of personal information in order to implement, administer, and manage the Plan is justified by reasons other than consent, as explained in the Privacy Notices. Participants who reside in Argentina, India, the United Arab Emirates, Republic of Korea, Japan, Singapore and Switzerland hereby give explicit consent to the collection, processing, use and/or disclosure of any such personal information. Participants who reside in Australia hereby give consent to the collection, processing, use and/or disclosure of their Tax File Number in order to implement, administer, and manage the Plan, for the purposes of the Privacy Act 1988 (Cth).

(b)
Transfer of Personal Information. In connection with this Agreement and the grant of RSUs, the Company may transfer any personal information referred to in Section 10(a) above outside, or within the country in which the Participant works or is employed, including, with respect to non-U.S. resident Participants, to the United States of America, to transferees as described in the Privacy Policy. In relation to Participants who reside in the United Kingdom, in any country within the European Union or European Economic Area, or in any other country not listed in this Section 10(b), the transfer of personal information in order to implement, administer, and manage the Plan is justified by reasons other than consent, as explained in the Privacy Notices. Participants who reside in Argentina, Singapore, India, Japan, Poland, Republic of Korea, Switzerland or the United Arab Emirates hereby give explicit consent to the transfer of any such personal information. Participants who reside in Singapore may object to the collection, use, disclosure, processing or transfer of personal information by notifying the general counsel of the Company in writing, but understand that such objection may impair his or her ability to participate in the Plan. Participants who reside in the United Arab Emirates may withdraw their consent to the collection, use, disclosure, processing or transfer of personal information by notifying the general counsel of the Company in writing, but understand (i) that the Company will continue to collect, use, disclose, process or transfer personal information to the extent permitted without consent; and (ii) that such withdrawal may impair his or her ability to participate in the Plan. Participants who reside in Australia hereby give consent to the transfer of their Tax File Number to entities in the United States of America. Where participants are based in Brazil, for the purposes of the transfer, the Company is relying on Article 33, IV of the Brazilian General Data Protection Act (Law n. 13,709/2018).

11.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying shares of Common Stock. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

12.
Governing Law and Venue. The RSUs and the provisions of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applied without regard to conflict of law principles. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of United States District Court for the Eastern District of Virginia or Fairfax County, and no other courts, where this RSU grant is made and/or to be performed.

13.
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any of the shares of Common Stock that are otherwise issuable upon settlement of the RSUs prior to the completion or approval of any registration or qualification of the shares of Common Stock under any applicable law or under any rulings or regulations of any governmental regulatory body, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with any securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, the Participant agrees that the Company shall have unilateral authority to amend this Agreement without the Participant’s consent to the extent necessary to comply with securities, exchange control or other laws applicable to issuance of shares of Common Stock.

14.
Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English so as to allow the Participant to understand the terms of this Agreement, including the Appendix and any other appendices thereto, and any other documents related to the Plan or this Agreement. If the Participant has received this Agreement, including the appendices or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise required by applicable laws.

15.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company, the Stock Plan Administrator or any other third party designated by the Company.

16.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.
Appendix. Notwithstanding any provisions in this Agreement, the Participant’s participation in the Plan shall be subject to any additional terms and conditions set forth in the Appendix attached hereto for the Participant’s country, if any. Moreover, if the Participant transfers residence and/or employment to, or is considered a citizen or resident for local law purposes of, one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

18.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan and on any shares of Common Stock acquired pursuant to the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.
Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

20.
Insider Trading Restrictions/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and, if different, the Participant’s country, the Stock Plan Administrator’s country and/or the country in which Common Stock is listed, which may affect the Participant’s ability to accept or otherwise acquire, or sell, attempt to sell or otherwise dispose of, shares of Common Stock, rights to shares of Common Stock (e.g., RSUs) or rights linked to the value of shares of Common Stock (e.g., phantom awards, futures) during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (1) disclosing the inside information to any third party (other than on a “need to know” basis) and (2) “tipping” third parties or otherwise causing them to buy or sell securities; including “third parties” who are fellow employees. Any restrictions under these laws or regulations may be separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak with a personal advisor on this matter.

21.
Foreign Asset/Account Reporting; Exchange Controls. The Participant’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Participant’s ability to acquire or hold shares of Common Stock subject to the Plan or cash received from participating in the Plan (including sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant further acknowledges that it is the Participant’s responsibility to comply with such regulations, and that the Participant should consult with a personal legal advisor for any details.

22.
Participant Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) understands the terms and consequences of this Agreement; (iii) is fully aware of the legal and binding effect of this Agreement; and (iv) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company has adopted or may adopt in the future.

*****

APPENDIX

TO THE

RESTRICTED STOCK UNIT AGREEMENT FOR NON-U.S. PARTICIPANTS

COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan and the Agreement.

Terms and Conditions

This Appendix, which is a part of the Agreement, includes additional terms and conditions that govern the RSUs and/or the shares of Common Stock underlying the RSUs and that will apply to the Participant if the Participant is in one of the countries listed below.

If the Participant is a citizen and/or resident of a country other than the one in which the Participant is currently working and/or residing (or is considered as such for local law purposes) or if the Participant transfers employment and/or residency to a different jurisdiction after the Grant Date, the Company will, in its sole discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.

Notifications

This Appendix also includes information relating to securities, exchange control and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the RSUs vest and are settled or shares of Common Stock acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing (or is considered as such for local law purposes), or if the Participant transfers employment and/or residency to a different jurisdiction after the Grant Date, the information contained herein may not apply to the Participant in the same manner.

ARGENTINA

Terms and Conditions

Nature of Grant. The following provision supplements Section 9 of the Agreement:

The Participant acknowledges and agrees that the grant of RSUs is made by the Company in its sole discretion and that the value of the RSUs or any RSU Shares shall not constitute salary or wages from the Company or the Service Recipient for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth-month salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

The Participant acknowledges and agrees that if, notwithstanding the foregoing, any benefits under the Plan are considered for purposes of calculating any termination or severance indemnities under Argentine labor law, such benefits shall not accrue more frequently than on an annual basis.

Notifications

Securities Law Information. The offer of the RSUs and the RSU Shares have not been and will not be publicly issued, placed, distributed, offered or registered in the Argentine capital markets, and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores). Neither this nor any other offering material related to the RSUs, nor the RSU Shares may be utilized in connection with any general offering to the public in Argentina. Any Argentine resident who acquires shares of Common Stock under the Plan does so under their own responsibility under the terms of a private offering made to the Argentine resident from outside Argentina. Any Argentine resident who acquires shares of Common Stock shall not transfer such shares of Common Stock to any other person within six (6) months of acquiring the shares of Common Stock, unless the transaction is conducted outside Argentina.

AUSTRALIA

Notifications

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).

Securities Law Information. The offer of RSUs is being made under Division 1A Part 7.12 of the Australian Corporations Act 2001 (Cth).

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction may file the report. If there is no Australian bank involved in the transfer, the Participant will have to file the report. The Participant should consult with a personal advisor to ensure that the Participant is properly complying with applicable reporting requirements in Australia.

BRAZIL

Terms and Conditions

Nature of Grant. The following provision supplements Section 9 of the Agreement:

By accepting the RSUs, the Participant acknowledges, understands and agrees that (i) the Participant is making an investment decision, and (ii) the value of the RSU Shares is not fixed and may increase or decrease without compensation to the Participant.

Compliance with Law. By accepting the RSUs, the Participant agrees to comply with all applicable Brazilian laws and report and pay any and all applicable Tax-Related Items associated with the vesting and settlement of the RSUs, the sale of any RSU Shares, and the receipt of any dividends.

Notifications

Exchange Control Information. If the Participant is resident or domiciled in Brazil, the Participant must prepare and submit a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil on an annual basis if the aggregate value of such assets and rights held of December 31 of any year is equal to or greater than USD 1,000,000. If the aggregate value exceeds USD 100,000,000 as of the end of each quarter, a declaration must be submitted quarterly. The assets and rights that must be reported include shares of Common Stock acquired under the Plan.

CANADA

Terms and Conditions

Vesting. The following provision replaces Section 3(a) of the Agreement:

The discretion to settle vested RSUs in cash, as described in Section 7(d)(i) of the Plan and Section 3(a) of the Agreement, does not apply to RSUs granted to participants in Canada, and vested RSUs will be settled in RSU Shares only.

Nature of Grant. The following provisions replace Sections 9(h) and 9(k) of the Agreement:

(h) except as explicitly and minimally required under applicable legislation, the RSUs and the RSU Shares, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(k) except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from (i) forfeiture of the RSUs resulting from the Participant ceasing to provide employment or other services to the Company or any Specified Company (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any) and/or (ii) the forfeiture or cancellation of the RSUs and/or recoupment of any shares of Common Stock, cash, or other benefits acquired under the Plan resulting from the application of any recoupment or compensation recovery policy the Company may adopt and/or amend from time to time, or any other policy of the Company or any Specified Company that provides for forfeiture, disgorgement or clawback with respect to incentive compensation, or as required by applicable laws, rules, regulations or stock exchange listing standards;

Termination Date. The following provisions replace the last sentence in Section 4 of the Agreement:

For purposes of the RSUs, except as explicitly and minimally required under applicable legislation: (a) the Participant’s status as an Eligible Participant will be considered terminated; and (b) the right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from the RSUs or participate in the Plan will be measured by and terminate, on the date the Participant is no longer providing services to the Company or any Specified Company (regardless of the reason for the termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any) (the “Termination Date”).

Except as explicitly and minimally required under applicable legislation, the Termination Date will exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required under applicable laws (including, without limitation, statute, contract, common/civil law or otherwise) in the jurisdiction where the Participant is employed or otherwise providing services or the terms of the Participant’s employment or other service agreement, if any. The Participant will not earn or be entitled to any pro-rated vesting or other participation for that portion of time before the Termination Date (as determined by this provision), nor will the Participant be entitled to any compensation for lost vesting or other participation.

Subject to applicable legislation, the Company will have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the Participant’s participation in the Plan (including whether the Participant may still be considered to be providing services while on a leave of absence).

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the RSUs, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will the Participant be entitled to any compensation for lost vesting. For clarity, any reference to the date of the Participant’s termination of employment or other relationship as an Eligible Participant (or any similar concept) under the Agreement or the Plan will be interpreted to mean the Termination Date as defined herein.

Data Privacy. The following replaces in its entirety Section 10 of the Agreement:

Section 10. Data Privacy.

(a) Personal Information. In connection with this Agreement and the grant of RSUs, the Company may collect, process, use and/or disclose personal information about the Participant. Any such information will be collected, processed, used and/or disclosed in accordance with the Privacy Notice provided to the Participant and available from the Company’s legal department. The processing of personal information in order to implement, administer, and manage the Plan is justified by reasons other than consent, as explained in the Privacy Notice.

By accepting the RSUs and entering into this Agreement, the Participant acknowledges that the Participant has read and understands subsection 10(a) above.

(b) Transfer of Personal Information. In connection with this Agreement and the grant of RSUs, the Company may transfer any personal information referred to in Section 10(a) above outside or within the country in which the Participant works or is employed, including, with respect to non-U.S. resident Participants, to the United States of America, to transferees as described in the Privacy Notice. The transfer of personal information in order to implement, administer, and manage the Plan is justified by reasons other than consent, as explained in the Privacy Notice.

By accepting the RSUs and entering into this Agreement, the Participant acknowledges that the Participant has read and understands subsection 10(b) above.

(c) Consent. Participants who reside in Alberta and Quebec hereby give explicit consent to the transfer of personal information to the United States of America in order to implement, administer, and manage the Plan.

By accepting the RSUs and entering into this Agreement, the Participant acknowledges that the Participant has read and understands subsection 10(c) above.

Notifications

Securities Law Information. The sale or other disposal of the RSU Shares may not take place within Canada. The Participant will be permitted to sell or dispose of any RSU Shares only if such sale or disposal takes place outside Canada on the facilities on which such shares of Common Stock are traded (i.e., the Nasdaq Global Select).

Foreign Asset/Account Reporting Information. The Participant is required to report any foreign specified property, including shares of Common Stock and rights to receive shares of Common Stock (e.g., RSUs), annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds CAD 100,000 at any time during the year. Thus, RSUs must be reported - generally at a nil cost - if the CAD 100,000 cost threshold is exceeded because of other foreign property. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB would ordinarily equal the fair market value of the shares of Common Stock at the time of acquisition, but if other shares of Common Stock are also owned, this ACB may have to be averaged with the ACB of the other shares of Common Stock. The Form T1135 generally must be filed by April 30 of the following year. The Participant should consult with a personal legal advisor to ensure compliance with applicable reporting obligations.

CHINA

Terms and Conditions

The attached Annex applies to PRC Participants.

Notifications

Exchange Control Information. The Participant understands that exchange control restrictions may limit the Participant’s ability to access and/or convert funds received under the Plan, particularly if these amounts exceed USD 50,000. The Participant should confirm the procedures and requirements for withdrawals and conversions of foreign currency with the Participant’s local bank prior to the vesting of the RSUs and the subsequent sale of any RSU Shares. The Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

FRANCE

Terms and Conditions

RSUs Not Tax-Qualified. The RSUs granted under the Agreement are not intended to be French tax-qualified RSUs granted under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the grant of RSUs and the Agreement, which provides for the terms and conditions of the RSUs, the Participant confirms having read and understood the documents relating to the RSUs, which were provided to the Participant in English. The Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l'octroi des RSU et l'Accord qui en définit les modalités, le Participant confirme avoir lu et compris les documents relatifs aux RSU, qui lui ont été fournis en anglais. Le Participant accepte donc les termes de ces documents.

Notifications

Foreign Asset/Account Reporting Information. If the Participant holds securities (including RSU Shares) outside of France or maintains a foreign bank account, the Participant is required to report such accounts that were opened, held, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with the Participant’s personal income tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of EUR 50,000 must be reported to the German Federal Bank (“Bundesbank”). If the Participant makes or receives a payment in excess of this amount (including if the Participant acquires RSU Shares with a value in excess of this amount under the Plan or sells RSU Shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells RSU Shares with a value in excess of this amount to cover Tax-Related Items, the Participant must report the payment and/or the value of the Common Stock withheld or sold to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available on the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within such other timing as is permitted or required by the Bundesbank. The Participant should consult with a personal legal advisor to ensure compliance with the applicable reporting requirements.

Foreign Asset/Account Reporting Information. If the Participant’s acquisition of RSU Shares leads to a “qualified participation” at any point during the calendar year, the Participant will need to report the acquisition of such Common Stock when the Participant files his or her tax return for the relevant year. A qualified participation occurs only if (i) the Participant owns at least 1% of the Company and the value of the RSU Shares acquired exceeds EUR 150,000, or (ii) the shares of Common Stock held exceed 10% of the Company’s total Common Stock.

INDIA

Notifications

Exchange Control Information. The Participant must repatriate any funds received from participation in the Plan (e.g., proceeds from the sale of RSU Shares) within such time as prescribed under applicable Indian exchange control laws, which may be amended from time to time. The Participant should obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or the Service Recipient requests proof of repatriation. The Participant may be required to provide information regarding funds received from participation in the Plan to the Company and/or the Service Recipient to enable them to comply with their filing requirements under exchange control laws in India. The Participant is personally responsible for complying with exchange control laws in India, and neither the Company nor the Service Recipient will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. The Participant should consult with a personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset/Account Reporting Information. The Participant must declare the following items in the Participant’s annual tax return: (i) any foreign assets held (including RSU Shares), and (ii) any foreign bank accounts for which the Participant has signing authority. Increased penalties for failing to report these assets/accounts have been implemented. The Participant should consult with a personal tax advisor to ensure compliance with the applicable requirements.

ITALY

Terms and Conditions

Acknowledgement of Specific Provisions. By accepting the RSUs, the Participant acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and Agreement.

The Participant further acknowledges that the Participant has read and specifically and expressly approves the following sections of the Agreement: Section 3: Vesting; Section 8: Tax Matters; Section 9: Nature of Grant; Section 12: Governing Law and Venue; Section 14: Language; Section 18: Imposition of Other Requirements.

Notifications

Foreign Asset/Account Reporting Information. If, at any time during the fiscal year, the Participant holds foreign financial assets (including RSUs and RSU Shares ) which may generate income taxable in Italy, the Participant is required to report these assets on the Participant’s annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held (or on a special form if no tax return is due). These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. The Participant should consult with a personal tax advisor to ensure compliance with the applicable requirements.

JAPAN

Notifications

Exchange Control Information. If the Participant acquires RSU Shares valued at more than JPY 100,000,000 in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within twenty (20) days of the acquisition of the shares. The Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset/Account Reporting Information. The Participant is required to report details of any assets held outside Japan as of December 31 (including shares of Common Stock acquired under the Plan), to the extent such assets have a total net fair market value exceeding JPY 50,000,000. Such report is due by June 30 each year. The Participant should consult with a personal tax advisor to ensure compliance with applicable reporting requirements.

KOREA

Notifications

Exchange Control Information. If the Participant sells RSU Shares or receive cash dividends, the Participant may have to file a report with a Korean foreign exchange bank, provided the proceeds are in excess of USD 5,000 (per transaction) and deposited into a non-Korean bank account. A report may not be required if proceeds are deposited into a non-Korean brokerage account. The Participant is responsible for complying with any applicable exchange control reporting obligations in Korea and the Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset/Account Reporting Information. The Participant is required to declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts in June of the following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

NETHERLANDS

There are no country-specific provisions.

POLAND

Notifications

Exchange Control Information. If the Participant holds cash and foreign securities (e.g., RSU Shares) and/or maintains accounts abroad, the Participant must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland.

Further, if the Participant transfers funds in excess of EUR 15,000 in a single transaction (or PLN 15,000 if the transfer of funds is connected with the business activity of an entrepreneur) into or out of Poland, the funds must be transferred via a bank account. The Participant is required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. The Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

SINGAPORE

Notifications

Securities Law Information. The grant of the RSUs under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The RSUs are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale of the RSU Shares in Singapore, or any offer of such subsequent sale of the RSU Shares in Singapore, unless such sale or offer is made (i) after six (6) months from the Grant Date, or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

Director Notification Information. If the Participant is a director, associate director or shadow director of a Singapore Specified Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Specified Company in writing of an interest (e.g., RSUs, shares of Common Stock, etc.) in the Company or any Specified Company within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when shares of Common Stock acquired under the Plan are sold), or (iii) becoming a director, associate director or shadow director if such an interest exists at the time.

SPAIN

Terms and Conditions

Nature of Grant. The following provision supplements Section 9 of the Agreement:

By accepting the RSUs, the Participant consents to participation in the Plan and acknowledges that the Participant has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be employees or service providers of the Company or one of its subsidiaries throughout the world. The decision is limited and entered into based upon the express assumption and condition that (a) any RSUs will not economically or otherwise bind the Company or any Specified Company, including the Service Recipient, on an ongoing basis, other than as expressly set forth in the Agreement; (b) the RSUs and any RSU Shares shall not become part of any employment or other service contract (whether with the Company or any Specified Company including the Service Recipient) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever; and (c) except as provided for in Section 9(l) of the Agreement, the RSUs shall cease vesting upon the Participant’s termination of employment or other relationship as an Eligible Participant, as detailed below. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the RSUs, which is gratuitous and discretionary, since the future value of the RSUs and the RSU Shares is unknown, indeterminable, and unpredictable.

Further, the Participant’s participation in the Plan is expressly conditioned on the Participant’s continued and active rendering of service, such that, unless otherwise set forth in the Plan, if the Participant’s employment or other relationship as an Eligible Participant terminates for any reason, the Participant’s participation in the Plan will cease immediately. This will be the case, for example, even if (i) the Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (ii) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) the Participant’s employment or other relationship as an Eligible

Participant ceases due to a change of work location, duties or any other employment or contractual condition; (iv) the Participant’s employment or other relationship as an Eligible Participant ceases due to a unilateral breach of contract by the Company or the Service Recipient; or (v) the Participant’s employment or other relationship as an Eligible Participant terminates for any other reason whatsoever. Consequently, upon termination of the Participant’s employment or other relationship as an Eligible Participant for any of the above reasons, the Participant automatically loses any right to participate in the Plan on the date of termination of the Participant’s employment or other relationship as an Eligible Participant, as described in the Plan and the Agreement.

Notifications

Securities Law Information. The grant of the RSUs and the RSU Shares issued pursuant to the vesting of the RSUs are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information. The Participant is required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including RSU Shares) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances of such accounts as of December 31 of the prior tax year exceeds EUR 1 million. Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed EUR 1 million, no such declaration must be filed unless expressly required by the Bank of Spain. If any such thresholds were exceeded during the current year, the Participant may be required to file the relevant declaration corresponding to the prior year; however, a summarized form of declaration may be available. The Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset/Account Reporting Information. To the extent the Participant holds rights or assets outside of Spain with a value in excess of EUR 50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, the Participant will be required to report information on such rights and assets on the Participant’s annual tax return for such year. After such rights and assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than EUR 20,000. The Participant should consult with a personal tax advisor to ensure compliance with applicable reporting requirements.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any other materials relating to the RSUs (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or a service provider of the Service Recipient or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

UNITED ARAB EMIRATES

Notifications

Securities Law Information. Participation in the Plan is being offered only to eligible service providers and is in the nature of providing equity incentives to employees in the United Arab Emirates (“UAE”). The Plan and the Agreement are intended for distribution only to such service providers and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the Plan or the Agreement, the Participant should consult with an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. No other UAE authority or governmental agency has approved the Plan or the Agreement or taken steps to verify the information set out therein, nor has any responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 8(b) of the Agreement:

Without limitation to Section 8(b) of the Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax or relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold, or have paid or will pay, to HMRC (or any other tax or relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant may not be able to indemnify the Company or the Service Recipient for the amount of any income tax that is not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any income tax not collected may constitute an additional benefit to the Participant on which the additional income tax and national insurance contributions (“NICs”) may be payable. The Participant understands that the Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or the Service Recipient (as appropriate) for the value of any employee NICs due on this additional benefit, which may be collected from the Participant by the Company or the Service Recipient by any of the means referred to in Section 8(b) of the Agreement.

ANNEX FOR PRC PARTICIPANTS

This Annex for PRC Participants (“Annex”) includes special terms and conditions applicable to Participants in the PRC. These terms and conditions are in addition to those set forth in the Plan and the Agreement. To the extent there are any inconsistencies between these terms and conditions and those set forth in the Plan or the Agreement, the terms and conditions in this Annex shall prevail. Unless otherwise defined, any capitalized term used in this Annex shall have the meaning ascribed to it as in the Plan and the Agreement.

The provisions of this Annex provide, for PRC foreign exchange purposes, additional definitions and conditions applicable to employees of the Company’s PRC affiliates participating in the Plan who are (i) Chinese citizens (including Hong Kong, Taiwan and Macao residents) or (ii) foreign nationals who have resided consecutively in the PRC for no less than one year. For avoidance of doubt, the Company’s PRC affiliates include MicroStrategy China Technology Center Ltd. and its Shanghai branch, and any other entities which may be established in the future.

1.1
Exchange Control Requirements. The Participant’s ability to receive any RSUs shall be contingent upon the Company or its PRC affiliates completing registration with or otherwise obtaining approval from the PRC State Administration of Foreign Exchange or its local counterparts (“SAFE”) for the Participant’s participation in the Plan (to the extent required as determined by the Company in its sole discretion) and for the establishment of a SAFE-approved bank account (“SAFE Account”) by the Company’s PRC affiliates. By entering into the Agreement, the Participant shall acknowledge that he/she understands, agrees and consents that:
(i)
an offshore broker (“Broker”) designated by the Company will administer and execute the exercise, purchase and sale and other relevant transactions in relation to the RSUs held by such Participant outside the PRC;
(ii)
as PRC individual income tax (“IIT”) is triggered upon vesting of the RSUs, certain vested RSU Shares will be sold by such Broker to satisfy the Company’s minimum statutory withholding obligation for PRC IIT filing purposes with respect to such taxable event;
(iii)
the Plan Administrator (as defined below), in its sole discretion, will determine the number of vested RSU Shares to be sold by the Broker based on the PRC IIT withholding requirements, the Fair Market Value of the Common Stock as of the end of the trading day on the Vesting Date or, if the Vesting Date is not a trading day, the Fair Market Value of the common stock as of the end of the immediately preceding trading day, and the volatility of the Common Stock;
(iv)
such shares will be sold as soon as reasonably practicable after the Vesting Date at the then-prevailing market price of the Common Stock on the principal stock market exchange for the Common Stock and the net proceeds will be repatriated to the SAFE Account in the PRC for PRC IIT withholding and reporting purposes;

(v)
if the proceeds from any such sale are not sufficient to satisfy the Participant’s PRC IIT or any other withholding requirements, the Participant will be solely responsible and liable for any such additional amounts due;
(vi)
for the avoidance of doubt, all RSU Shares for a vested award are deemed to be issued to the Participant (i.e., both the RSU Shares to be sold to satisfy the PRC IIT withholding obligations and the remaining RSU Shares which Participant will ultimately receive);
(vii)
the Participant will be required to immediately repatriate the proceeds gained from the sale of any other RSU Shares to the PRC pursuant to SAFE requirements;
(viii)
proceeds from the sale of RSU Shares (including the proceeds of any sale of RSU Shares in excess of PRC IIT amounts) may be transferred to the SAFE Account prior to being delivered to the Participant’s personal bank account in the PRC;
(ix)
due to SAFE approval requirements, there may be delays in delivering the proceeds to the Participant;
(x)
the Participant shall bear any exchange rate-related risk during the period between vesting/sale and the time when the proceeds are delivered to him/her;
(xi)
the Participant may be required to open a U.S. dollar bank account in the PRC to receive the proceeds, if needed;
(xii)
the Participant may be required to pay the Company or its affiliates, or authorize the Company or an affiliate to withhold from the Participant any salary or other benefit payable to him/her, and the taxes due in connection with the grant, vesting or exercise of the RSUs or the proceeds thereof, as required by the applicable laws;
(xiii)
the Participant shall execute such other documentation as the Company reasonably determines is necessary or advisable to ensure compliance with the PRC IIT laws or the U.S. federal securities laws (the “Required Documentation”);
(xiv)
to accept this award, the Participant must execute this Agreement and the Required Documentation when the Participant is not otherwise in possession of material non-public information;
(xv)
if this Agreement and the Required Documentation are not executed within the timeframe set forth in Section 10 of the Agreement and in accordance with Section 1.1(xiv) of this Annex, the Company’s offer to grant RSUs under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any RSUs under this Agreement; and

(xvi)
the Company may include other restrictions and requirements in relation to the RSUs pursuant to the requirements of the applicable laws or from SAFE.
1.2
Termination of Employment or Service Relationship. Notwithstanding the provisions in the Plan or the Agreement, upon termination of such Participant’s employment or service relationship with the Company’s PRC affiliates, the treatment of the RSUs or relevant RSU Shares of the Company under the Plan shall be in accordance with PRC foreign exchange control laws and regulations and the requirements of SAFE. Without limiting the foregoing, all the RSU Shares of the Company issued in respect of the Plan held by such Participant must be sold within six (6) months following Participant’s termination of employment or service relationship (whichever applicable), or within such other period determined by the Company in light of the SAFE requirements. The Company may, in its sole discretion, require the Participant to sell such RSU Shares at any time during this six (6)-month period.
1.3
Data Privacy. In connection with this Agreement and the grant of RSUs, the Company may collect, process, use and/or disclose personal information about the Participant in accordance with the Employee Privacy Notice, Notice For Cross Border Transfer of Personal Data and Notice For Processing Sensitive Personal Data provided to the Participant and counter-signed by the Participant to signify consent.